Exhibit 99.3

EMPLOYEE MATTERS AGREEMENT

By and Among

TIME WARNER INC.,

AOL LLC,

and

AOL INC.

Dated as of November 16, 2009

i

SECTION 5.04.	Workers Compensation Claims of TWX Transferred Employees and TWX Retained Employees	22
SECTION 5.05.	COBRA and HIPAA	22

SECTION 19.17.	Amendments	46
SECTION 19.18.	Interpretation	47

Schedule 2.05 -  Benefit Agreements
Schedule 5.01 -  AOL LLC Welfare Plans
Schedule 7.02 -  401(k) Investment Options Transferring In Kind
Schedule 8.01 -  Deferred Compensation
Schedule 12.05 - TWX Equity Compensation Award Reports
Schedule 13.01 - Benefit Plan Administration

v

THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of November 16, 2009, by and among TIME WARNER INC., a Delaware corporation (“TWX”), AOL LLC, a Delaware limited liability company (“AOL LLC”), and AOL INC., a Delaware corporation (“AOL”).

R E C I T A L S

WHEREAS, TWX and AOL are entering into the Separation and Distribution Agreement (the “Separation Agreement”) concurrently herewith, pursuant to which TWX intends to distribute to its shareholders its entire interest in AOL by way of a stock dividend to be made to holders of TWX Common Stock (as defined below); and

WHEREAS, TWX, AOL LLC and AOL wish to set forth their agreements as to certain matters regarding employment, compensation and employee benefits.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

                      SECTION 1.01. Schedules and Section References.  Article, Section and Schedule references are to the articles, sections or schedules of or to this Agreement unless otherwise specified.

                      SECTION 1.02. Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Action” shall mean any claim, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any federal, state, local, foreign or international arbitration or mediation tribunal.

“Affiliate” of any Person shall mean a Person that controls, is controlled by or is under common control with such Person.  As used herein, “control” of any entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise; provided, however, that, except as specified in the following sentence, for the purposes of the Separation Agreement and the Ancillary Agreements, (i) AOL and its Subsidiaries shall not be considered Affiliates of TWX or any of its Subsidiaries and (ii) TWX and its Subsidiaries shall not be considered Affiliates of AOL or any of its Subsidiaries.  For the avoidance of doubt, AOL LLC shall be considered an Affiliate of AOL and its Subsidiaries, and not TWX, at all times prior to the Distribution, but shall be considered an Affiliate of TWX and its Subsidiaries, and not AOL, at all times following the Distribution.

“Ancillary Agreements” shall mean the Transition Services Agreements, TMA, this Employee Matters Agreement, IPA, Assignment and Assumption Agreement, Employee Benefits Assignment and Assumption Agreement and any other instruments, assignments, documents and agreements executed in connection with the implementation of the transactions contemplated by the Separation Agreement.

“AOL” has the meaning set forth in the preamble.

“AOL Asset Distribution Date” shall mean the date on which the Asset Distribution occurs.

“AOL Assets” shall mean all of the Assets held by AOL LLC directly (including, for the avoidance of doubt, all capital stock of any Person held by AOL LLC), but excluding the TWX Retained Assets and any Assets held by a member of the AOL Group that are determined by the Parties, in good faith, to be primarily related to or used primarily in connection with the business or operations of a member of the TWX Group.

“AOL Benefit Agreement” shall mean any Benefit Agreement to which any member of the AOL Group is a party and to which any member of the TWX Group is not a party.

“AOL Benefit Plan” shall mean any AOL New Benefit Plan, AOL LLC Benefit Plan or Transferred Entity Benefit Plan.  For the avoidance of doubt, no member of the AOL Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer or provide to TWX any reimbursement in respect of such Benefit Plan

“AOL Cafeteria Plan” shall have the meaning set forth in Section 9.01.

“AOL Common Stock” shall mean the common stock, $0.01 par value per share, of AOL.

“AOL Conversion” shall mean the filing by AOL Holdings with the Delaware Secretary of State, pursuant to Section 18-216 of the DLLC Act, the documentation necessary to convert to a Delaware corporation and to change its name to AOL Inc.

“AOL Employee” shall mean each individual who, as of the time that is relevant to the context in which such term is used, is either (i) an AOL LLC Employee, (ii) a Former AOL LLC Employee, (iii) a Transferred Entity Employee or (iv) a TWX Transferred Employee.

“AOL Employee Transfer Time” shall mean the time that the employment of the AOL LLC Employees is transferred to a member of the AOL Group, which time shall not be later than 11:59 p.m. on the business day immediately preceding the AOL Asset Distribution Date.

“AOL 401(k) Plan” shall have the meaning set forth in Section 7.01.

“AOL Group” shall mean AOL and each of its controlled Affiliates.

“AOL Holdings” shall mean AOL Holdings LLC, a Delaware limited liability company that was classified as a corporation for U.S. Federal income tax purposes.

“AOL Indemnitees” shall mean AOL, each other member of the AOL Group and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing.

“AOL LLC Benefit Agreement” shall mean each Benefit Agreement to which AOL LLC is a party.

“AOL LLC Benefit Plan” shall mean each Benefit Plan sponsored or maintained by AOL LLC.

“AOL LLC Employee” shall mean an employee of AOL LLC, who, as of immediately prior to the AOL Employee Transfer Time, is actively employed by AOL LLC or is on a leave of absence, whether paid or unpaid, from which such employee is permitted to return (in accordance with AOL LLC’s personnel policies).

“AOL LLC Employee Liabilities” shall mean all potential or actual employment and employee benefits-related AOL LLC Liabilities.

“AOL LLC Liabilities” shall mean the Liabilities of AOL LLC, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or prior to the Distribution Date, including as a result of or in connection with the Separation Agreement, the Assignment and Assumption Agreement or any of the transactions or other actions to implement the Separation or Distribution, but excluding the TWX Retained Liabilities.

“AOL LLC Name Change” shall mean the filing by AOL LLC with the Delaware Secretary of State, pursuant to Sections 18-103 and 18-202 of the DLLC Act, the documentation necessary to change its name to “Historic AOL LLC”.

“AOL LLC Welfare Plan” shall mean each Welfare Plan sponsored or maintained by AOL LLC.

“AOL New Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the AOL Group as of the AOL Employee Transfer Time (including, without limitation, any AOL LLC Benefit Plan assumed by AOL pursuant to Section 2.01), other than a Transferred Entity Benefit Plan.

“AOL Online Shares” shall mean the shares held by AOL LLC in AOL Online India Private Limited.

“AOL Online Transfer” shall mean the transfer by AOL LLC, following the Asset Distribution, of the AOL Online Shares to AOL Mauritius Services Ltd. that will occur if the AOL Online Shares are not distributed to AOL prior or pursuant to the Asset Distribution.

“AOL TRA Plan” shall have the meaning set forth in Section 10.01.

“AOL Transferred Entity” shall mean each member of the AOL Group that is transferred from AOL LLC to AOL in connection with the Asset Distribution.

“AOL Welfare Plan” shall mean each Welfare Plan that, immediately upon the AOL Employee Transfer Time, is sponsored or maintained by a member of the AOL Group.

“AOL Workers Compensation Plan” shall have the meaning set forth in Section 5.04.

“Armstrong” shall have the meaning set forth in Section 12.02.

“Armstrong Employment Agreement” shall have the meaning set forth in Section 12.02.

“Asset Distribution” shall mean AOL LLC’s transfer of the AOL Assets to AOL pursuant to the Assignment and Assumption Agreement.

“Assets” shall mean all assets, properties and rights (including goodwill), other than any relating to Taxes, wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible or intangible, or accrued or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

(a)	all accounting and other books, records and files, whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

(b)	all apparatus, computers and other electronic data processing equipment, fixtures, machinery, furniture, office and other equipment, including hardware systems, circuits and other computer and telecommunication assets and equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

(c)	all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

(d)	all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

(e)	all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; all other investments in securities of any Person; and all rights as a partner, joint venturer or participant;

(f)	all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments and all rights arising thereunder;

(g)	all deposits, letters of credit, performance bonds and other surety bonds;

(h)	all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals and materials and analyses prepared by consultants and other third parties;

(i)	all United States, state, multinational and foreign intellectual property, including patents, copyrights, trade names, trademarks, service marks, slogans, logos, trade dresses and other source indicators and the goodwill of the business symbolized thereby; all registrations, applications, recordings, disclosures, renewals, continuations, continuations-in-part, divisions, reissues, reexaminations, foreign counterparts, and other legal protections and rights related to any of the foregoing; mask works, trade secrets, inventions and other proprietary information, including know-how, processes, formulae, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, discoveries, inventions, licenses from third-parties granting the right to use any of the foregoing and all tangible embodiments of the foregoing in whatever form or medium;

(j)	all computer applications, programs, software and other code (in object and source code form), including operating software, network software, firmware, middleware, design software, design tools, systems documentation, instructions, ASP, HTML, DHTML, SHTML and XML files, cgi and other scripts, APIs, web widgets, algorithms, models, methodologies, files, documentation related to any of the foregoing and all tangible embodiments of the foregoing in whatever form or medium;

(k)	all Internet URLs and domain names;

(l)	all websites, databases, content, text, graphics, images, audio, video, data and other copyrightable works or other works of authorship including all translations, adaptations, derivations and combinations thereof;

(m)	all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, subscriber, customer and vendor data, correspondence and lists, product literature and other advertising and promotional materials, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, server and traffic logs, quality records and reports and other books, records, studies, surveys, reports, plans, business records and documents;

(n)	all prepaid expenses, trade accounts and other accounts and notes receivable (whether current or non-current);

(o)	all claims or rights against any Person arising from the ownership of any other Asset, all rights in connection with any bids or offers, all claims, causes in action, lawsuits, judgments or similar rights, all rights under express or implied warranties, all rights of recovery and all rights of setoff of any kind and demands of any nature, in each case whether accrued or contingent, whether in tort, contract or otherwise and whether arising by way of counterclaim or otherwise;

(p)	all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

(q)	all licenses (including radio and similar licenses), permits, approvals and authorizations that have been issued by any Governmental Authority and all pending applications therefor;

(r)	cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements;

(s)	interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements; and

(t)	all goodwill as a going concern and other intangible properties.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement between TWX, AOL and AOL LLC to be dated as of the date of the Asset Distribution.

“Benefit Agreement” shall mean any Benefit Plan that is an employment, consulting, deferred compensation, executive compensation, change in control, split dollar life insurance, special retiree medical, sale bonus, incentive bonus, severance or other compensatory agreement between any employee or former employee of any member of the TWX Group or any member of the AOL Group, on the one hand, and any member of the TWX Group or any member of the AOL Group, on the other hand.

“Benefit Plan” shall mean, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) sponsored or maintained by such entity or to which such entity is a party.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Converted AOL Option” shall have the meaning set forth in Section 12.02.

“Converted AOL RSU” shall have the meaning set forth in Section 12.02.

“Deferred Compensation Payable” shall mean an amount equal to the aggregate fair market value, determined as of the most recently available time prior to the business day immediately preceding the Distribution Date (or as of such earlier date as is necessary to reflect the provisions in Schedule IV of the Separation Agreement), of  the obligations pursuant to the deferred compensation account for any Former AOL LLC Employee listed on Schedule 8.01(B) or Schedule 8.01(C).  For the avoidance of doubt, the Deferred Compensation Payable shall be considered a Qualified Intercompany Account pursuant to Schedule IV of the Separation Agreement.

“Distribution” shall mean the distribution, on a pro rata basis, by TWX to the Record Holders of all the outstanding shares of AOL Common Stock owned by TWX on the Distribution Date.

“Distribution Date” shall mean the date, determined by TWX in accordance with Section 5.03 of the Separation Agreement, on which the Distribution occurs.

“DLLC Act” shall mean the Delaware Limited Liability Company Act.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Employee Benefits Assignment and Assumption Agreement” shall mean the Employee Benefits Assignment and Assumption Agreement between TWX, AOL and AOL LLC to be dated as of the date of AOL Employee Transfer Time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Existing AOL Inc. Name Change” shall mean the filing with the Delaware Secretary of State of the documentation necessary to change its name to “Original AOL Inc.” by AOL Inc., a direct wholly-owned Subsidiary of AOL LLC.

“FAS 123R” shall mean Statement of Financial Accounting Standards No. 123R or the comparable relevant sections of the FASB Accounting Standards Codification.

“FASB” shall mean the Financial Accounting Standards Board.

“Fair Market Value” of a share of TWX Common Stock shall mean, with respect to any given date, (i) if there should be a public market for such stock on such date, the closing sale price of such stock on the NYSE Composite Tape, or, if such stock is not listed or admitted on any national securities exchange, the average of the per share closing bid price and per share closing asked price on such date for such stock as quoted on the NASDAQ (or such market in which such prices are regularly quoted), or, if no sale of shares of such stock shall have been reported on the NYSE Composite Tape or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of shares of such stock have been so reported or quoted shall be used, and (ii) if there should not be a public market for such stock on such date, the Fair Market Value shall be the value established by TWX in good faith.

“First AOL LLC Distribution” shall mean the transfer by AOL of all of the membership interests in AOL LLC to TWX and TWA LLC, on a pro rata basis in respect of the AOL Common Stock held by TWX and TWA LLC, respectively.

“Former AOL LLC Employee” shall mean each employee of AOL LLC who, as of immediately prior to the AOL Employee Transfer Time, is no longer employed by a member of the TWX Group or the AOL Group.  For the avoidance of doubt, the term “Former AOL LLC Employee” shall not include any employee who, as of immediately prior to the AOL Employee Transfer Time, is on a leave of absence from which such employee is permitted to return (in accordance with AOL LLC’s personnel policies).

“Governmental Authority” shall mean any Federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other legislative, judicial, regulatory, administrative or governmental authority.

“Group” shall mean either the TWX Group or the AOL Group, as the context requires.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996.

“Indemnifying Party” shall have the meaning set forth in Section 17.01.

“Indemnitee” shall have the meaning set forth in Section 17.01.

“Indemnity Payment” shall have the meaning set forth in Section 17.01.

“Information” shall mean information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Insurance Proceeds” shall mean those moneys:

(a)           received by an insured (or its successor-in-interest) from an insurance carrier;

(b)           paid by an insurance carrier on behalf of the insured (or its successor-in-interest); or

(c)           received (including by way of set-off) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability;

in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“Internal Distribution” shall mean the transfer by TWA LLC of all of the AOL Common Stock that it owns to TWX in respect of the membership interests of TWA LLC held by TWX.

“Internal Transactions” shall mean the TWA Conversion, the Existing AOL Inc. Name Change, the AOL Conversion, the Asset Distribution, the AOL Online Transfer, the First AOL LLC Distribution, the Second AOL LLC Distribution, the AOL LLC Name Change, the Internal Distribution, the Payables Transactions and the Recapitalization.

“IPA” means the Intellectual Property Cross-License Agreement dated as of the date of this Agreement by and between TWX and AOL.

“Law” shall mean any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, government approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereinafter in effect and, in each case, as amended.

“Liabilities” shall mean any and all claims, debts, demands, actions, causes of action, suits, damages, obligations, accruals, accounts payable, reckonings, bonds, indemnities and similar obligations, agreements, promises, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action, order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.  For the avoidance of doubt, Liabilities (i) shall include attorneys’ fees, the costs and expenses of all assessments, judgments, settlements and compromises, and any and all other costs and expenses whatsoever reasonably incurred in connection with anything contemplated by the preceding sentence and (ii) shall not include liabilities or requirements related to Taxes.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotation System.

“NYSE” shall mean the New York Stock Exchange.

“Party” shall mean any party hereto.

“Payables Transactions” shall mean the intercompany payables transactions set forth on Schedule IV of the Separation Agreement to be settled prior to or as of the close of business on the business day immediately prior to the Distribution Date.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability company, any other entity and any Governmental Authority.

“Post-Separation AOL Employee” shall mean each AOL Employee who is employed by a member of the AOL Group immediately following the Distribution Date.

“Recapitalization” shall mean the recapitalization of AOL so that the number of outstanding shares of AOL Common Stock will be equal to the number of shares that will be distributed in the Distribution.

“Recently Terminated Former AOL LLC Employee” shall mean a Former AOL LLC Employee whose employment was terminated within the five years immediately prior to the AOL Employee Transfer Time.

“Record Date” shall mean the close of business on the date to be determined by the TWX board of directors as the record date for determining the shares of TWX Common Stock in respect of which shares of AOL Common Stock will be distributed pursuant to the Distribution.

“Record Holders” shall mean the holders of TWX Common Stock as of the Record Date.

“Second AOL LLC Distribution” shall mean the transfer by TWA LLC of all of its membership interests in AOL LLC to TWX in respect of the membership interests of TWA LLC held by TWX.

“Security Interest” shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

“Separation” shall mean (a) the Internal Transactions, (b) any actions to be taken pursuant to Article II of the Separation Agreement and (c) any other transfers of Assets and assumptions of Liabilities, in each case, between a member of one Group and a member of the other Group, provided for in the Separation Agreement or the Assignment and Assumption Agreement.

“Subsidiary” of any Person shall mean any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that (i) no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person and (ii) AOL and its Subsidiaries (including AOL LLC) shall not be considered Subsidiaries of TWX prior to the Distribution.

“Taxes” shall mean all forms of taxation or duties imposed, or required to be collected or withheld, including (but not limited to) all forms of income taxes, social insurance charges, payroll tax payments or other tax-related amounts, together with any related interest, penalties or other additional amounts.

“Third-Party Claim” shall mean any assertion by a Person (including any Governmental Authority) who is not a member of the TWX Group or the AOL Group of any claim, or the commencement by any such Person of any Action, against any member of the TWX Group or the AOL Group.

“Third-Party Proceeds” shall have the meaning set forth in Section 17.01.

“TMA” shall mean the Second Tax Matters Agreement dated as of the date of the Separation Agreement by and between TWX and AOL.

“Transferred Entity Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any AOL Transferred Entity.

“Transferred Entity Employees” shall mean each individual who, as of immediately prior to the AOL Asset Distribution Date, is a current or former employee of any AOL Transferred Entity, other than any former employee of an AOL Transferred Entity who, immediately prior to the AOL Asset Distribution Date, is employed by a member of the TWX Group.

“Transition Services Agreement” shall mean the Transition Services Agreement dated as of the date of the Separation Agreement between TWX and AOL.

“Transactions” shall mean the Internal Transactions and the Distribution.

“TWA” shall mean TW AOL Holdings Inc., a Virginia corporation.

“TWA Conversion” shall mean the filing by TWA with the Virginia Secretary of State, pursuant to Section 13.1-722.9 of the Virginia Code, the documentation necessary to become a Virginia limited liability company named TW AOL Holdings LLC.

“TWA LLC” shall mean TW AOL Holdings LLC, a Virginia limited liability company.

“TWX” shall have the meaning set forth in the preamble.

“TWX Benefit Agreement” shall mean any Benefit Agreement to which any member of the TWX Group is a party and to which any member of the AOL Group is not a party.

“TWX Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the TWX Group.  For the avoidance of doubt, no member of the TWX Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer or provide to AOL any reimbursement in respect of such Benefit Plan.

“TWX Benefit Plan Costs” shall have the meaning set forth in Section 16.02.

“TWX Benefit Plan Costs Reimbursement Amount” shall mean, with respect to any calendar quarter ending at or after the AOL Employee Transfer Time, the amount, if any, by which the TWX Benefit Costs incurred by the members of the TWX Group during such calendar quarter exceed the TWX Benefit Plan Rebates received by the members of the TWX Group during such calendar quarter (in each case, as set forth in Section 13.02), which amount shall be paid pursuant to Section 15.01.

“TWX Benefit Plan Rebate Reimbursement Amount” shall mean, with respect to any calendar quarter ending at or after the AOL Employee Transfer Time, the amount, if any, by which the TWX Benefit Plan Rebates received by the members of the TWX Group during such calendar quarter exceed the TWX Benefit Plan Costs incurred by the members of the TWX Group during such calendar quarter, which amount shall be paid pursuant to Section 15.02.

“TWX Benefit Plan Rebates” shall have the meaning set forth in Section 13.02.

“TWX Cafeteria Plan” shall have the meaning set forth in Section 9.01.

“TWX Common Stock” shall mean the common stock, $0.01 par value per share, of TWX.

“TWX Dividend Equivalents” shall mean cash dividend equivalents based on cash dividends declared and paid by TWX on the TWX Common Stock that are paid with respect to TWX RSUs held by AOL Employees.

“TWX Dividend Equivalent Reimbursement Amount” shall mean an amount equal to the TWX Dividend Equivalent payments made by a member of the AOL Group to AOL Employees pursuant to Section 12.01.  For the avoidance of doubt, such amount shall not include the employer-paid portion of any Social Security, Medicare or unemployment Taxes due with respect to such amount.

“TWX Equity Compensation Award” shall have the meaning set forth in Section 12.01.

“TWX Equity Award Payable” shall mean the sum of (i) an aggregate amount equal to the excess of (A) the Fair Market Value, as of the most recently available time prior to the business day immediately prior to the Distribution Date, of a share of TWX Common Stock over (B) the per share exercise price of each TWX Option that is outstanding as of the business day immediately prior to the Distribution Date (or as of such earlier date as is necessary to reflect the provisions in Schedule IV of the Separation Agreement), and that is not expected to be forfeited promptly following the Distribution, (ii) an aggregate amount equal to the Fair Market Value, as of the most recently available time prior to the business day immediately prior to the Distribution Date, of all shares of TWX Common Stock subject to TWX RSUs that are outstanding as of the business day immediately prior to the Distribution Date and that are not expected to be forfeited promptly following the Distribution and (iii) an aggregate amount equal to the Fair Market Value, as of the most recently available time prior to the business day immediately prior to the Distribution Date (or as of such earlier date as is necessary to reflect the provisions in Schedule IV of the Separation Agreement), of all shares of TWX Common Stock subject to TWX PSUs that are outstanding as of the business day immediately prior to the Distribution Date and that are not expected to be forfeited promptly following the Distribution.  For the avoidance of doubt, the TWX Equity Award Payable shall be considered a Qualified Intercompany Account pursuant to Schedule IV of the Separation Agreement.

“TWX Excess Benefit Pension Plan” shall mean the Time Warner Excess Benefit Pension Plan, as amended and restated as of May 1, 2008.

“TWX 401(k) Plan” shall have the meaning set forth in Section 7.01.

“TWX Group” shall mean TWX and each of its controlled Affiliates.

“TWX Indemnitees” shall mean TWX, each other member of the TWX Group and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns.

“TWX Nonqualified Plans” shall mean the Time Warner Inc. Deferred Compensation Plan, as amended January 1, 2004, the Time Warner Inc. Deferred Compensation Plan, as amended and restated as of January 1, 2005, and the Time Warner Excess Profit Sharing Plan, effective as of January 1, 1997.

“TWX Option” shall have the meaning set forth in Section 12.01.

“TWX Option Tax Withholding Reimbursement Amount” shall mean the Fair Market Value of the shares of TWX Common Stock (if any) withheld by a member of the TWX Group (determined as of the date that such shares are withheld) pursuant to Section 12.04 in connection with the exercise of a TWX Option by an AOL Employee.  For the avoidance of doubt, such amount shall not include the employer-paid portion of any Medicare, Social Security or any unemployment Taxes due with respect to such amount.

“TWX Pension Plan” shall have the meaning set forth in Section 6.01.

“TWX PSU” shall have the meaning set forth in Section 12.01.

“TWX Retained Assets” shall mean the Assets to be retained by TWX in the Funding Agreement between TWX and AOL LLC relating to the TWX Retained Liabilities.

“TWX Retained Employee” shall have the meaning set forth in Section 2.03.

“TWX Retained Employee Bonuses” shall have the meaning set forth in Section 3.02.

“TWX Retained Employee Bonuses Reimbursement Amount” shall mean an amount equal to the TWX Retained Employee Bonuses paid pursuant to Section 3.02.

“TWX Retained Employee 401(k) Contributions” shall have the meaning set forth in Section 7.03.

“TWX Retained Employee 401(k) Contributions Reimbursement Amount” shall mean an amount equal to the TWX Retained Employee 401(k) Contributions paid pursuant to Section 7.03 (which amount shall not include the value of any forfeitures held by the TWX 401(k) Plan that are allocated to a TWX Retained Employee’s account with any such allocations determined in a manner that is consistent with the way that TWX allocates forfeitures of account balances to other employees of members of the TWX Group).

“TWX Retained Employee Transfer Time” shall mean the time at which a TWX Retained Employee commences employment with a member of the TWX Group, but in no event later than the AOL Employee Transfer Time.

“TWX Retained Liabilities” shall mean the guarantees by AOL LLC of the existing public and bank debt of TWX and its Affiliates and the Liabilities described in Section 8.03 of the Separation Agreement.

“TWX RSU” shall have the meaning set forth in Section 12.01.

“TWX Services” shall have the meaning set forth in Section 13.01.

“TWX Services Reimbursement Amounts” shall have the meaning set forth in Section 13.01.

“TWX TRA Plan” shall have the meaning set forth in Section 10.01.

“TWX Transferred Employee” shall have the meaning set forth in Section 2.02.

“TWX Transferred Employee Bonuses” shall have the meaning set forth in Section 3.01.

“TWX Transferred Employee Bonuses Reimbursement Amount” shall mean an amount equal to the TWX Transferred Employee Bonuses paid pursuant to Section 3.01.

“TWX Transferred Employee Transfer Time” shall mean the time at which a TWX Transferred Employee commences employment with a member of the AOL Group, but in no event later than the AOL Employee Transfer Time.

“TWX Welfare Plan” shall mean each Welfare Plan which, immediately upon the AOL Employee Transfer Time, is sponsored or maintained by a member of the TWX Group.

“TWX Workers Compensation Plan” shall have the meaning set forth in Section 5.04.

“Vendor Contract” shall have the meaning set forth in Section 19.01.

“Welfare Plan” shall mean each Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits.

“Workers Compensation Event” shall mean the event, injury, illness or condition giving rise to a workers compensation claim.

ARTICLE II

General Principles; Employee Transfers

                      SECTION 2.01. Transfer of AOL LLC Employees and Assumption of AOL LLC Employee Liabilities; Indemnity.  The employment of each AOL LLC Employee with AOL LLC shall be transferred, and each AOL LLC Employee shall become employed by AOL, effective as of the AOL Employee Transfer Time.  Furthermore, except as otherwise specifically provided in this Agreement, effective as of the AOL Employee Transfer Time, AOL LLC shall, in accordance with the Employee Benefits Assignment and Assumption Agreement, transfer, assign, convey and deliver, to AOL all of AOL LLC’s right, title and interest in the AOL Assets relating to employees or employee-benefits matters.  Except as otherwise specifically provided in this Agreement, at the AOL Employee Transfer Time, (i) AOL shall, in accordance with the Employee Benefits Assignment and Assumption Agreement, assume and pay, perform, fulfill and discharge all AOL LLC Employee Liabilities and (ii) AOL shall, in accordance with the Employee Benefits Assignment and Assumption Agreement, assume and be responsible for administering each AOL LLC Benefit Plan and each AOL LLC Benefit Agreement in accordance with its terms.  For the avoidance of doubt from and after the AOL Employee Transfer Time, AOL LLC shall not retain any AOL LLC Employee Liabilities, and in connection therewith, AOL shall indemnify, defend and hold harmless AOL LLC and each other member of the TWX Group from and against any and all AOL LLC Employee Liabilities.

                      SECTION 2.02. Transfer of TWX Transferred Employees.  Prior to December 1, 2009, or such other date as the Parties may mutually agree upon, but in no event later than the last business day prior to the AOL Employee Transfer Time, TWX and AOL shall mutually agree upon a list of employees, if any, of any member of the TWX Group who shall be offered employment by a member of the AOL Group.  Prior to the AOL Employee Transfer Time, a member of the AOL Group shall make an offer of employment to each employee on such list, effective as of the TWX Transferred Employee Transfer Time.  Each employee who is offered employment by a member of the AOL Group pursuant to this Section 2.02 and who expressly accepts such offer and commences employment is referred to herein as a “TWX Transferred Employee”.  The employment of each TWX Transferred Employee with the relevant member of the TWX Group shall be terminated, and each TWX Transferred Employee shall become employed by a member of the AOL Group, effective as of the TWX Transferred Employee Transfer Time.  For a period of not less than one year following the AOL Employee Transfer Time, AOL shall maintain or cause to be maintained for the benefit of each TWX Transferred Employee base salary or hourly compensation, as applicable, and annual cash incentive opportunities and long-term incentive opportunities that are substantially comparable in the aggregate to the base salary or hourly compensation, annual cash incentive opportunities and long-term incentive opportunities, as applicable, provided to other similarly situated employees of the members of the AOL Group; provided, however, that nothing herein shall be construed as requiring any member of the AOL Group to continue the employment of any specific person for any particular period of time after the AOL Employee Transfer Time.  No member of the AOL Group shall be responsible for any severance payments or benefits in respect of the termination of employment of any employee by any member of the TWX Group pursuant to this Section 2.02; provided, however, that the applicable member of the AOL Group shall be responsible for severance payments or benefits (if any) in respect of the termination of employment of any TWX Transferred Employee by a member of the AOL Group following the TWX Transferred Employee Transfer Time.

                      SECTION 2.03. Transfer of TWX Retained Employees.  Prior to December 1, 2009, or such other date as the Parties may mutually agree upon, but in no event later than the last business day prior to the AOL Employee Transfer Time, TWX and AOL shall mutually agree upon a list of employees, if any, of any member of the AOL Group who shall be offered employment by a member of the TWX Group.  Prior to the AOL Employee Transfer Time, a member of the TWX Group shall make an offer of employment to each employee on such list, effective as of the TWX Retained Employee Transfer Time.  Each employee who is offered employment by a member of the TWX Group pursuant to this Section 2.03 and who expressly accepts such offer and commences employment is referred to herein as a “TWX Retained Employee”.  The employment of each TWX Retained Employee with the relevant member of the AOL Group shall be terminated, and each TWX Retained Employee shall become employed by a member of the TWX Group, effective as of the TWX Retained Employee Transfer Time.  For a period of not less than one year following the relevant AOL Employee Transfer Time, TWX shall maintain or cause to be maintained for the benefit of each TWX Retained Employee base salary or hourly compensation, as applicable, and annual cash incentive opportunities and long-term incentive opportunities that are substantially comparable in the aggregate to the base salary or hourly compensation, annual cash incentive opportunities and long-term incentive opportunities, as applicable, provided to other similarly situated employees of a member of the TWX Group; provided, however, that nothing herein shall be construed as requiring any member of the TWX Group to continue the employment of any specific person for any particular period of time after the AOL Employee Transfer Time.  No member of the TWX Group shall be responsible for any severance payments or benefits in respect of the termination of employment of any employee by any member of the AOL Group pursuant to this Section 2.03; provided, however, that the applicable member of the TWX Group shall be responsible for severance payments or benefits (if any) in respect of the termination of employment of any TWX Retained Employee by a member of the TWX Group following the TWX Retained Employee Transfer Time.

                      SECTION 2.04. Continuation of Employment of Transferred Entity Employees.  From and after the AOL Asset Distribution Date, AOL will (a) cause the relevant AOL Transferred Entity to continue the employment of each Transferred Entity Employee who is actively employed on such date; provided, however, that nothing herein shall be construed as requiring any member of the AOL Group to continue the employment of any specific person for any particular period of time after the AOL Asset Distribution Date, and (b) retain liability and responsibility for all actual or potential employment and employee benefits-related Liabilities relating to each Transferred Entity Employee to the same extent as if the transactions contemplated by this Agreement and the Separation Agreement had not occurred.

                      SECTION 2.05. Benefit Plans and Benefit Agreements.  Except as otherwise specifically provided in this Agreement, as of the AOL Employee Transfer Time, each AOL Employee (and each such employee’s dependents and beneficiaries) shall cease active participation in all TWX Benefit Plans and, as of such time, AOL shall or shall cause another member of the AOL Group to have in effect such AOL New Benefit Plans as are necessary to comply with its obligations pursuant to this Agreement, including, without limitation, pursuant to Sections 5.01, 7.01, 9.01 and 10.01.  As of immediately following the AOL Employee Transfer Time, except as otherwise specifically provided in this Agreement, (i) TWX shall, or shall cause one or more members of the TWX Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all TWX Benefit Plans and TWX Benefit Agreements and (ii) AOL shall, or shall cause one or more members of the AOL Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all AOL Benefit Plans and AOL Benefit Agreements.  Notwithstanding the foregoing, and unless otherwise provided in this Agreement, (A) in the case of any Benefit Agreement in effect at the AOL Employee Transfer Time that is listed on Schedule 2.05(A) pursuant to which both a member of the AOL Group and a member of the TWX Group are parties, each such party shall continue to honor its respective obligations under such Benefit Agreement, (B) in the case of any AOL Benefit Agreement in effect as of the AOL Employee Transfer Time that is listed on Schedule 2.05(B), pursuant to which AOL and TWX intend or expect that specific compensation or benefit items will be provided by any member of the TWX Group (as described in Schedule 2.05(B)), such member of the TWX Group shall honor its obligations with respect to such specific compensation or benefit items and (C) in the case of any TWX Benefit Agreement in effect as of the AOL Employee Transfer Time that is listed on Schedule 2.05(C), pursuant to which AOL and TWX intend or expect that specific compensation or benefit items will be provided by any member of the AOL Group (as described in Schedule 2.05(C)), such member of the AOL Group shall honor its obligations with respect to such specific compensation or benefit items.  From and after the AOL Employee Transfer Time, except in the case of any arrangement that is set forth on Schedule 2.05(A), Schedule 2.05(B) or Schedule 2.05(C) or as otherwise specifically provided in this Agreement, in the case of any Benefit Agreement pursuant to which both a member of the AOL Group and a member of the TWX Group are parties, (1) AOL shall, or shall cause one or more members of the AOL Group to, assume all obligations of the members of the TWX Group under such Benefit Agreement that relate to an AOL Employee (other than a TWX Transferred Employee), (2) TWX shall, or shall cause one or more members of the TWX Group to, assume all obligations of the members of the AOL Group under such Benefit Agreement that relate to any current or former employee of the TWX Group who is not an AOL Employee (other than a TWX Retained Employee) and (3) in the case of any TWX Transferred Employee or any TWX Retained Employee, (x) AOL shall, or shall cause one or more members of the AOL Group to, assume all obligations of the members of the TWX Group under such Benefit Agreement that relate to such employee’s service with any member of the AOL Group, and (y) TWX shall, or shall cause one or more members of the TWX Group to, assume all obligations of the members of the AOL Group under such Benefit Agreement that relate to such employee’s service with any member of the TWX Group.  For the avoidance of doubt, from and after the AOL Employee Transfer Time, in no event will AOL be required to issue, grant or award any compensation relating to AOL Common Stock to any employee who is a member of the TWX Group, and in no event will TWX be required to issue, grant or award any compensation relating to TWX Common Stock to any employee who is a member of the AOL Group.  Notwithstanding any provision of this Agreement to the contrary, nothing contained herein shall be construed as requiring, and the members of the TWX Group shall take no action that would have the effect of requiring, any member of the AOL Group to continue any AOL Benefit Plan or any other specific plans, programs, policies, arrangements, agreements or understandings from or after the AOL Employee Transfer Time.

                      SECTION 2.06. Allocation of Employment Liabilities for TWX Transferred Employees and TWX Retained Employees.  Except as otherwise specifically provided in this Agreement, effective as of the relevant TWX Transferred Employee Transfer Time, (a) the members of the TWX Group shall retain liability and responsibility for all actual or potential employment and employee benefits-related Liabilities incurred prior to the TWX Transferred Employee Transfer Time that relate to the TWX Transferred Employees (or any dependent or beneficiary of any TWX Transferred Employee) and (b) the members of the AOL Group shall assume liability and responsibility for all actual or potential employment and employee benefits-related Liabilities incurred at or after the TWX Transferred Employee Transfer Time that relate to the TWX Transferred Employees (or any dependent or beneficiary of any TWX Transferred Employee).  Except as otherwise specifically provided in this Agreement, effective as of the relevant TWX Retained Employee Transfer Time, (i) the members of the AOL Group shall retain liability and responsibility for all actual or potential employment and employee benefits-related Liabilities incurred prior to the TWX Retained Employee Transfer Time that relate to the TWX Retained Employees (or any dependent or beneficiary of any TWX Retained Employee) and (ii) the members of the TWX Group shall assume liability and responsibility for all actual or potential employment and employee benefits-related Liabilities incurred at or after the TWX Retained Employee Transfer Time that relate to the TWX Retained Employees (or any dependent or beneficiary of any TWX Retained Employee).

ARTICLE III

Annual Bonuses for Year of Distribution

                      SECTION 3.01. TWX Transferred Employee Bonuses.  Following the end of the calendar year that includes the Distribution Date, TWX shall inform AOL in writing of the bonus (if any) payable to each TWX Transferred Employee under the applicable annual incentive plan or arrangement of a member of the TWX Group with respect to the portion of such calendar year ending at the TWX Transferred Employee Transfer Time (collectively, the “TWX Transferred Employee Bonuses”).  AOL shall, or shall cause its Affiliates to, pay each TWX Transferred Employee such bonus (if any) promptly following the end of such calendar year and within the time period set forth in the applicable annual incentive plan or arrangement.  The obligations of the members of the TWX Group to reimburse the members of the AOL Group with respect to the TWX Transferred Employee Bonuses are set forth in Section 15.02.

                      SECTION 3.02. TWX Retained Employee Bonuses.  Following the end of the calendar year that includes the Distribution Date, AOL shall inform TWX in writing of the bonus (if any) payable to each TWX Retained Employee under the applicable annual incentive plan or arrangement of a member of the AOL Group with respect to the portion of such calendar year ending at the TWX Retained Employee Transfer Time (collectively, the “TWX Retained Employee Bonuses”).  TWX shall, or shall cause its Affiliates to, pay each TWX Retained Employee such bonus (if any) promptly following the end of such calendar year and within the time period set forth in the applicable annual incentive plan or arrangement.  The obligations of the members of the AOL Group to reimburse the members of the TWX Group with respect to the TWX Retained Employee Bonuses are set forth in Section 15.01.

ARTICLE IV

Service Credit

                      SECTION 4.01. TWX Benefit Plans.  From and after the AOL Employee Transfer Time, service of Post-Separation AOL Employees with any member of the AOL Group or any other employer other than any member of the TWX Group shall not be taken into account for any purpose under the TWX Benefit Plans, except for purposes of determining the timing of the payment of compensation or the provision of benefits under any TWX Benefit Plan, to the extent that the timing of such payment or provision is triggered under such TWX Benefit Plan by a Post-Separation AOL Employee’s separation from service from the AOL Group.

                      SECTION 4.02. AOL Benefit Plans.  Unless prohibited by applicable Law, as of the AOL Employee Transfer Time, AOL shall, and shall cause its Affiliates to, credit service accrued by each Post-Separation AOL Employee with, or otherwise recognized for benefit plan purposes by, any member of the TWX Group prior to the AOL Employee Transfer Time for purposes of (i) eligibility and vesting under each AOL Benefit Plan under which service is relevant in determining eligibility or vesting, (ii) determining the amount of severance payments and benefits (if any) payable under each AOL Benefit Plan that provides severance payments or benefits and (iii) determining the number of vacation days to which each such employee will be entitled following the AOL Employee Transfer Time, in the case of clauses (i), (ii) and (iii), (A) to the same extent recognized by the relevant members of the TWX Group or the corresponding TWX Benefit Plan immediately prior to the AOL Employee Transfer Time, and (B) except to the extent such credit would result in a duplication of benefits for the same period of service.

ARTICLE V

Certain Welfare Benefit Plan Matters

                      SECTION 5.01. AOL Welfare Plans.  Effective as of the AOL Employee Transfer Time, AOL shall, or shall cause its Affiliates to, have in effect the AOL Welfare Plans to provide welfare benefits to the Post-Separation AOL Employees and Former AOL LLC Employees participating in any TWX Welfare Plans immediately prior to the AOL Employee Transfer Time.  Schedule 5.01 contains a list of AOL LLC Welfare Plans that are in effect as of the date hereof.

                      SECTION 5.02. Comparability of Welfare Benefits.  Without limiting the generality of Section 2.05, the Post-Separation AOL Employees and Former AOL LLC Employees (and their respective dependents and beneficiaries) shall cease all active participation in all TWX Welfare Plans effective as of AOL Employee Transfer Time.  To the extent permitted by applicable Law, AOL shall, and shall cause the other members of the AOL Group to, (i) for a period of not less than one year following the AOL Employee Transfer Time, provide benefits to all TWX Transferred Employees that are substantially comparable in the aggregate to those provided to other similarly situated employees of the members of the AOL Group under the AOL Welfare Plans, (ii) waive, or with respect to AOL Welfare Plans insured through third-party insurance carriers, use commercially reasonable efforts to cause such insurance carriers to waive, all limitations as to preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to eligibility, participation and coverage requirements applicable to the Post-Separation AOL Employees, Former AOL LLC Employees and their dependents under the AOL Welfare Plans, to the extent satisfied or waived under the applicable corresponding TWX Welfare Plan as of the AOL Employee Transfer Time, and (iii) provide or, with respect to AOL Welfare Plans insured through third-party insurance carriers, use commercially reasonable efforts to cause such insurance carriers to provide, each Post-Separation AOL Employee, each Former AOL LLC Employee and their eligible dependents with credit under the AOL Welfare Plans for any co-payments, co-insurance and deductibles paid under corresponding TWX Welfare Plans at or prior to the AOL Employee Transfer Time, in the plan year in which the relevant time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any AOL Welfare Plans in which the relevant Post-Separation AOL Employee or Former AOL LLC Employee participates following the AOL Employee Transfer Time.

                      SECTION 5.03. Allocation of Welfare Benefit Claims.  Except as otherwise required under applicable Law and except for benefits for which a member of the AOL Group will reimburse a member of the TWX Group as provided in Section 15.01 or as otherwise set forth in Section 13.03, AOL or a member of the AOL Group shall be responsible for all benefit claims incurred under the TWX Welfare Plans and the AOL Welfare Plans by AOL Employees, Former AOL LLC Employees and their covered dependents and beneficiaries, whether incurred prior to, at or after the AOL Employee Transfer Time.  Notwithstanding the foregoing and except as otherwise required under applicable Law or as otherwise specifically provided in this Agreement, TWX shall be responsible in accordance with the applicable TWX Welfare Plans in effect prior to the relevant TWX Transferred Employee Transfer Time for all benefit claims incurred under such plans prior to the relevant TWX Transferred Employee Transfer Time by TWX Transferred Employees and their covered dependents and beneficiaries.  Except in the event of any claim by a TWX Transferred Employee for workers compensation benefits and as otherwise provided under applicable Law, for purposes of this Section 5.03, a benefit claim shall be deemed to be incurred as follows:  (i) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies, and (ii) life, disability, accidental death and dismemberment and business travel accident insurance benefits, upon the death, illness or accident giving rise to such benefits.

                      SECTION 5.04. Workers Compensation Claims of TWX Transferred Employees and TWX Retained Employees.  Workers compensation claims of any TWX Transferred Employee shall be covered under the workers compensation plans of a member of the TWX Group (each, a “TWX Workers Compensation Plan”) if the Workers Compensation Event occurred prior to the TWX Transferred Employee Transfer Time, and shall be covered under the workers compensation plans of a member of the AOL Group (each, an “AOL Workers Compensation Plan”) if the Workers Compensation Event occurs at or after the TWX Transferred Employee Transfer Time.  Workers compensation claims of any TWX Retained Employee shall be covered under the AOL Workers Compensation Plans if the Workers Compensation Event occurred prior to TWX Retained Employee Transfer Time, and shall be covered under the TWX Workers Compensation Plans if the Workers Compensation Event occurs at or after the TWX Retained Employee Transfer Time.  If the Workers Compensation Event occurs over a period both preceding and following the TWX Transferred Employee Transfer Time or the TWX Retained Employee Transfer Time, as applicable, the claim shall be covered jointly under TWX Workers Compensation Plan and AOL Workers Compensation Plan, and shall be equitably apportioned between them based upon the relative periods of time that the Workers Compensation Event transpired preceding and following the TWX Transferred Employee Transfer Time or the TWX Retained Employee Transfer Time, as applicable.

                      SECTION 5.05. COBRA and HIPAA.  Effective as of the AOL Employee Transfer Time, AOL shall assume all Liabilities of the TWX Welfare Plans and the members of the TWX Group to Post-Separation AOL Employees, Former AOL LLC Employees and their eligible dependents, in respect of COBRA and any applicable similar state Laws.  Without limiting the generality of Section 13.03, AOL shall indemnify, defend and hold harmless the members of the TWX Group from and against any and all Liabilities relating to, arising out of or resulting from COBRA provided by AOL, or the failure of AOL to meet its COBRA obligations, to Post-Separation AOL Employees, Former AOL LLC Employees and their eligible dependents.  Notwithstanding Section 13.03 or any other provision of this Agreement to the contrary, in the event of any violation of HIPAA, whether occurring prior to, at or after the AOL Employee Transfer Time, the members of the TWX Group shall be solely liable for any such violations resulting from any action by a member of the TWX Group or any employee of a member of the TWX Group, and the members of the AOL Group shall be solely liable for any such violations resulting from any action by a member of the AOL Group or any employee of a member of the AOL Group.

ARTICLE VI

Defined Benefit Pension Plans

                      SECTION 6.01. TWX Pension Plans.  Effective as of the AOL Employee Transfer Time, each Post-Separation AOL Employee who is a participant, as of the AOL Employee Transfer Time, in one or more TWX Benefit Plans that are defined benefit pension plans, whether or not tax-qualified (each such plan, a “TWX Pension Plan”), including the TWX Excess Benefit Pension Plan, shall cease active participation in such TWX Pension Plans and, without limiting the generality of Section 2.05 or the first sentence of Section 4.01, service with any member of the AOL Group or any other employer other than any member of the TWX Group from and after the AOL Employee Transfer Time shall not be taken into account for any purpose under such TWX Pension Plans, except for purposes of determining the timing of the payment of compensation or the provision of benefits under any TWX Pension Plan, to the extent that such payment or provision is triggered under such TWX Pension Plan by a Post-Separation AOL Employee’s separation from service from the AOL Group.  Notwithstanding any provision of this Agreement to the contrary, following the AOL Employee Transfer Time, TWX or its applicable Subsidiaries shall retain, or shall cause the applicable TWX Pension Plans to retain, sponsorship of each TWX Pension Plan and all Assets and Liabilities arising out of or relating to each TWX Pension Plan, and shall make payments to Post-Separation AOL Employees and former employees of any member of the AOL Group with vested rights thereunder and their applicable beneficiaries, in accordance with the terms of the applicable TWX Pension Plans, as in effect from time to time.  The obligations of the members of the AOL Group to provide information to the members of the TWX Group in connection with the payment of benefits to the AOL Employees pursuant to the TWX Pension Plans are set forth in Section 14.01.

                      SECTION 6.02. Vesting of Benefits.  Notwithstanding anything to the contrary in Section 4.01 of this Agreement, TWX shall take all steps necessary, including amending any TWX Pension Plan, so that, as of the Distribution Date, each Post-Separation AOL Employee shall be fully vested in his or her benefits under each TWX Pension Plan in which such Post-Separation AOL Employee participated while an employee of a member of the TWX Group.

ARTICLE VII

U.S. Tax-Qualified Savings/401(k) Plan

                      SECTION 7.01. AOL 401(k) Plan.  Effective as of the AOL Employee Transfer Time, AOL shall, or shall cause its Affiliates to, have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “AOL 401(k) Plan”) providing benefits as of the AOL Employee Transfer Time to the AOL LLC Employees participating in any tax-qualified defined contribution plan sponsored by any member of the TWX Group (collectively, the “TWX 401(k) Plan”) immediately prior to the AOL Employee Transfer Time.

                      SECTION 7.02. Trust-to-Trust Transfers.  At the AOL Employee Transfer Time, or at such later time as may be mutually agreed upon by TWX and AOL, a member of the TWX Group shall cause to be transferred from the TWX 401(k) Plan to the AOL 401(k) Plan the Assets and Liabilities relating to (a) the account balances of the AOL LLC Employees (whether vested or unvested as of the AOL Employee Transfer Time), (b) the account balances or portions thereof of the Former AOL LLC Employees who are not Recently Terminated Former AOL LLC Employees that are vested as of the AOL Employee Transfer Time and (c) the account balances or portions thereof of the Recently Terminated Former AOL LLC Employees that are vested or unvested as of the AOL Employee Transfer Time, in each case, in accordance with the applicable requirements of all applicable Laws, including the Code.  From and after the time that the transfer is complete, as described in the immediately preceding sentence, a member of the AOL Group shall administer the accounts of AOL LLC Employees, TWX Transferred Employees and Former AOL LLC Employees in the AOL 401(k) Plan in accordance with all applicable Laws, including the Code.  Except as otherwise provided for in this Section 7.02, such transfer of Assets shall consist of cash, cash equivalents or participant loan receivables equal to all the accrued benefit Liabilities relating to all account balances referred to in the first sentence of this Section 7.02, including such Liabilities for the beneficiaries of the AOL LLC Employees and the Former AOL LLC Employees and including such accrued benefit Liabilities arising under any applicable qualified domestic relations order.  Notwithstanding the foregoing, in the event that the AOL 401(k) Plan provides for an investment option listed on Schedule 7.02 hereto, transfers relating to TWX 401(k) balances invested in such investment option will be made in kind.  A member of the AOL Group shall direct the trustee of the AOL 401(k) Plan to accept such transfers of Assets and Liabilities from the TWX 401(k) Plan.  No later than 30 days prior to the date of the transfer of Assets and Liabilities pursuant to this Section 7.02, TWX shall, to the extent necessary and with the cooperation of AOL as necessary, file Internal Revenue Service Form 5310-A regarding such transfer of Assets and Liabilities from the TWX 401(k) Plan to the AOL 401(k) Plan, as described in this Section 7.02.  At the AOL Employee Transfer Time, or such later date upon which the transfers of Assets and Liabilities contemplated by this Section 7.02 are completed, a member of the AOL Group shall direct the trustee of the AOL 401(k) Plan to, and the trustee shall, fully and immediately vest the transferred account balances of all AOL LLC Employees and TWX Transferred Employees (but not the account balances of any Recently Terminated Former AOL LLC Employee) in the AOL 401(k) Plan.  Following the foregoing transfer, AOL and/or the AOL 401(k) Plan shall assume all Liabilities of the TWX Group under the TWX 401(k) Plan with respect to all participants in the TWX 401(k) Plan whose balances were transferred to the AOL 401(k) Plan and their beneficiaries pursuant to such transfer, and the TWX Group and the TWX 401(k) Plan shall have no Liabilities to provide such participants with benefits under the TWX 401(k) Plan following such transfer.  TWX and AOL shall use reasonable efforts to minimize the duration of any “blackout period” imposed in connection with each transfer of account balances from the TWX 401(k) Plan to the AOL 401(k) Plan.  For purposes of clarity, subject to Section 13.03, from and after the AOL Employee Transfer Time, the TWX 401(k) Plan shall retain liability and responsibility for the unvested account balances or portions thereof of each Former AOL LLC Employee who is not a Recently Terminated Former AOL LLC Employee.

                      SECTION 7.03. Employer 401(k) Plan Contributions.  Following the end of the calendar year in which the Distribution Date occurs, AOL and TWX shall cooperate in good faith to contribute (in accordance with ERISA, the Code and the relevant terms of the TWX 401(k) Plan and the AOL 401(k) Plan), to the account of any AOL LLC Employee whose account balance was transferred from the TWX 401(k) Plan to the AOL 401(k) Plan in accordance with Section 7.02 the prorated amount of any additional employer contributions that such AOL LLC Employee would otherwise be eligible to receive under the TWX 401(k) Plan based on his or her deferral of eligible compensation (as defined in the TWX 401(k) Plan) received from a member of the AOL Group or a member of the TWX Group prior to the AOL Employee Transfer Time and during the calendar year in which the AOL Employee Transfer Time occurs.  TWX shall treat the AOL LLC Employees consistently with the employees of the members of the TWX Group for purposes of allocating forfeitures of account balances, or any portion thereof, under the TWX 401(k) Plan to the AOL LLC Employees.  Following the end of the calendar year in which the Distribution Date occurs, if a TWX Retained Employee would otherwise be eligible for any additional employer contributions (in accordance with the TWX 401(k) Plan) for the calendar year in which the applicable TWX Retained Employee Transfer Time occurs, a member of the TWX Group will contribute (or allocate a portion of the forfeitures held by the TWX 401(k) Plan) to each such TWX Retained Employee’s account under the TWX 401(k) Plan the prorated amount of any such additional employer contributions to which the TWX Retained Employee is entitled based on his or her deferral of eligible compensation (as defined in the TWX 401(k) Plan) received from a member of the AOL Group up to but not including the applicable TWX Retained Employee Transfer Time (collectively, the “TWX Retained Employee 401(k) Contributions”), provided that such TWX Retained Employee is employed by the TWX Group on the last day of the calendar year in which the applicable TWX Retained Employee Transfer Time occurred.  The obligations of the members of the AOL Group to reimburse such member of the TWX Group with respect to the TWX Retained Employee 401(k) Contributions in excess of forfeiture allocations are set forth in Section 15.01.

                      SECTION 7.04. Limitation of Liability.  For the avoidance of doubt, TWX shall have no responsibility for any failure of AOL to properly administer the AOL 401(k) Plan in accordance with its terms and applicable Law, including without limitation any failure to properly administer the accounts of Post-Separation AOL Employees and their beneficiaries in such AOL 401(k) Plan, and, without limiting the generality of Section 13.03, AOL shall indemnify, defend and hold harmless the TWX 401(k) Plan and the members of the TWX Group from and against any and all Liabilities relating to, arising out of or resulting from any such failure.

ARTICLE VIII

Deferred Compensation

                      SECTION 8.01. Employee Deferred Compensation.  AOL and TWX hereby acknowledge that each AOL LLC Employee and Former AOL LLC Employee whose name is set forth on Schedule 8.01(A), 8.01(B) or 8.01(C) (i) has an outstanding deferred compensation account balance under a TWX Nonqualified Plan or (ii) is an individual to whom AOL LLC has nonqualified deferred compensation Liabilities, in each case, as of the date of this Agreement, and no other AOL LLC Employee or Former AOL LLC Employee has an outstanding deferred compensation account balance under a TWX Nonqualified Plan or is an individual to whom AOL LLC has nonqualified deferred compensation Liabilities.

                      SECTION 8.02. Retention of TWX Deferred Compensation Obligations.  Notwithstanding Section 2.05 or any provision of this Agreement or the Separation Agreement to the contrary, from and after the AOL Employee Transfer Time, TWX shall retain, or cause any member of the TWX Group to retain, all Assets and all Liabilities arising out of or relating to the TWX Nonqualified Plans, and all trusts relating to such TWX Benefit Plans, including any grantor or “rabbi trust”, and shall make payments to all Post-Separation AOL Employees or Former AOL LLC Employees listed on Schedule 8.01(A) or 8.01(B) and their respective beneficiaries in accordance with the terms of the applicable plan.  The members of the AOL Group shall not be required to reimburse the members of the TWX Group with respect to the deferred compensation accounts for any Post-Separation AOL Employee or Former AOL LLC Employee listed on Schedule 8.01(A).  The Deferred Compensation Payable shall be treated as a Qualified Intercompany Account, as set forth on Schedule IV of the Separation Agreement.  From and after the completion of the Payables Transactions, the members of the AOL Group shall have no obligations to reimburse the members of the TWX Group with respect to any deferred compensation accounts that relate to any AOL LLC Employee or Former AOL LLC Employee listed on Schedule 8.01(A) or Schedule 8.01(B).  The obligations of the members of the AOL Group to provide information to the members of the TWX Group in connection with the payment of benefits to AOL Employees pursuant to the TWX Nonqualified Plans are set forth in Section 14.01.

                      SECTION 8.03. Retention of AOL LLC Deferred Compensation Obligations.  Notwithstanding Section 2.01 or any other provision of this Agreement or the Separation Agreement to the contrary, from and after the AOL Employee Transfer Time, AOL LLC shall retain all Assets and all Liabilities arising out of or relating to the deferred compensation account or accounts maintained by AOL LLC on behalf of any Former AOL LLC Employee listed on Schedule 8.01(C), and shall make payments to such individuals pursuant to the terms of the applicable agreement.  The Deferred Compensation Payable shall be treated as a Qualified Intercompany Account, as set forth on Schedule IV of the Separation Agreement.  From and after the completion of the Payables Transactions, the members of the AOL Group shall have no obligations to reimburse the members of the TWX Group with respect to any such deferred compensation accounts.

                      SECTION 8.04. No Distributions on Separation.  TWX and AOL acknowledge that neither the Separation nor any of the other transactions contemplated by this Agreement or the Separation Agreement will trigger a payment or distribution of compensation under any TWX Nonqualified Plan or other deferred compensation account for any Post-Separation AOL Employee and, consequently, that the payment or distribution of any compensation to which any Post-Separation AOL Employee is entitled under any TWX Nonqualified Plan will occur upon such Post-Separation AOL Employee’s separation from service from the AOL Group or at such other time as provided in such TWX Nonqualified Plan or such AOL Employee’s deferral election.  Notwithstanding the foregoing, if TWX and AOL reasonably determine that the Separation or any other transaction contemplated by this Agreement or the Separation Agreement will trigger a payment or distribution of compensation under any TWX Nonqualified Plan or other deferred compensation account for any Post-Separation AOL Employee, TWX and AOL shall cooperate in good faith so that neither the Separation nor any of the other transactions contemplated by this Agreement or the Separation Agreement will trigger any such payment or distribution; provided, however, that neither TWX nor AOL shall be required to take any action to the extent that such action would cause any TWX Nonqualified Plan or other deferred compensation account or payment thereunder to fail to comply with Section 409A of the Code.

                      SECTION 8.05. Section 409A.  TWX and AOL shall cooperate in good faith so that the Separation will not result in adverse tax consequences under Section 409A of the Code to any current or former employee of any member of the TWX Group or any member of the AOL Group, or their respective beneficiaries, in respect of his or her benefits under any TWX Benefit Plan or AOL Benefit Plan.

                      SECTION 8.06. Tax Withholding and Reporting.  Notwithstanding Section 19.03, TWX shall be responsible for the withholding and reporting of Taxes required to be withheld or reported in connection with payments made pursuant to Sections 8.02 and 8.03, and no member of the AOL Group shall have any responsibility or liability with respect thereto.

                      SECTION 8.07. Limited Indemnification.  From and after the AOL Employee Transfer Time, (i) the members of the TWX Group shall be solely liable for all deferred compensation payments to the AOL LLC Employees and the Former AOL LLC Employees pursuant to the TWX Nonqualified Plans and (ii) AOL LLC shall be solely liable for all payments to any Former AOL LLC Employee with respect to the deferred compensation account or accounts for any Former AOL LLC Employee listed on Schedule 8.01(C) and, notwithstanding Section 13.03 or any other provision of this Agreement to the contrary, the members of the AOL Group shall not be obligated to indemnify the members of the TWX Group for Liabilities relating thereto, except to the extent that any such Liabilities relate to actions by a member of the AOL Group, whether occurring before, at or after the AOL Employee Transfer Time (including, without limitation, any failure by a member of the AOL Group to provide the members of the TWX Group with true and accurate information that is necessary for the proper administration of the TWX Nonqualified Plans and the deferred compensation account or accounts for any Former AOL LLC Employee listed on Schedule 8.01(C)).

ARTICLE IX

Flexible Spending Arrangements

                      SECTION 9.01. Flexible Spending Arrangements.  Effective as of the AOL Employee Transfer Time, AOL shall, or shall cause its Affiliates to, have in effect flexible spending arrangements under a cafeteria plan qualifying under Section 125 of the Code (“AOL Cafeteria Plan”).  Promptly following the AOL Employee Transfer Time, with respect to each individual who, as of the AOL Employee Transfer Time, is an AOL LLC Employee, a Former AOL LLC Employee or a Transferred Entity Employee, and who has a flexible spending arrangement under the cafeteria plan sponsored by TWX or any of its Affiliates (the “TWX Cafeteria Plan”), TWX shall transfer to AOL all relevant records relating to flexible spending arrangements of such AOL LLC Employees, Former AOL LLC Employees and Transferred Entity Employees under the TWX Cafeteria Plan and any other information necessary for the administration of the AOL Cafeteria Plan with respect to such flexible spending arrangements.  AOL shall, or shall cause its Affiliates to, cause the AOL Cafeteria Plan to accept, effective as of the AOL Employee Transfer Time, a spin-off of the flexible spending arrangements of individuals who, as of the AOL Employee Transfer Time, are AOL LLC Employees, Former AOL LLC Employees and Transferred Entity Employees and who have a flexible spending arrangement under the TWX Cafeteria Plan, from the TWX Cafeteria Plan, and to honor and continue, through the end of the plan year in which the AOL Employee Transfer Time occurs, the elections made by each such employee with respect to a flexible spending arrangement under the TWX Cafeteria Plan for such plan year.  Notwithstanding the second sentence of Section 5.03 above, from and after the AOL Employee Transfer Time, the AOL Group shall assume and be solely responsible for all flexible spending arrangement claims by all individuals whose flexible spending arrangements transferred pursuant to this Section 9.01 under the TWX Cafeteria Plan that were incurred in the year in which the AOL Employee Transfer Time occurs, whether incurred prior to, at or after the AOL Employee Transfer Time, that have not been paid in full as of the AOL Employee Transfer Time.

ARTICLE X

Transportation Reimbursement Accounts

                      SECTION 10.01. Transportation Reimbursement Accounts.  Effective as of the AOL Employee Transfer Time, AOL shall, or shall cause its Affiliates to, have in effect a transportation reimbursement account plan (the “AOL TRA Plan”).  Promptly following the AOL Employee Transfer Time, TWX shall transfer to AOL all relevant records relating to accounts of AOL Employees under the transportation reimbursement account plan sponsored by TWX or any of its Affiliates (the “TWX TRA Plan”) and any other information necessary for the administration of the AOL TRA Plan with respect to such accounts.  AOL shall, or shall cause its Affiliates to, cause the AOL TRA Plan to accept, effective as of the AOL Employee Transfer Time, a spin-off of the accounts of individuals who, as of the AOL Employee Transfer Time, are AOL Employees and who have an account under the TWX TRA Plan, from the TWX TRA Plan, and to honor and continue, through the end of the plan year in which the AOL Employee Transfer Time occurs, the elections made by each such employee with respect to an account under the TWX TRA Plan for such plan year.  Notwithstanding the second sentence of Section 5.03 above, from and after the AOL Employee Transfer Time, the AOL Group shall assume and be solely responsible for all claims by all individuals whose accounts transferred pursuant to this Section 10.01 under the TWX TRA Plan that were incurred in the year in which the AOL Employee Transfer Time occurs, whether incurred prior to, at or after the AOL Employee Transfer Time, that have not been paid in full as of the AOL Employee Transfer Time.

ARTICLE XI

Vacation

                      SECTION 11.01. Vacation.  Promptly following the relevant TWX Transferred Employee Transfer Time, TWX shall make a cash payment to each TWX Transferred Employee for any vacation or annual leave days accrued or earned for the year in which the TWX Transferred Employee Transfer Time occurs, but not yet used by such TWX Transferred Employee as of the TWX Transferred Employee Transfer Time.  AOL shall not assume any Liability for such vacation or annual leave days.

ARTICLE XII

TWX Equity Compensation Awards

                      SECTION 12.01. General Treatment of Outstanding TWX Equity Compensation Awards.  Notwithstanding Section 2.05 or any other provision of this Agreement or the Separation Agreement to the contrary, on and following the Distribution Date, each outstanding option to purchase TWX Common Stock (“TWX Option”) and each performance stock unit (“TWX PSU”) and restricted stock unit (“TWX RSU”) payable in shares of TWX Common Stock or the value of which is determined by reference to the value of shares of TWX Common Stock, in each case that was granted under or pursuant to any equity compensation plan of TWX (each such TWX Option, TWX PSU or TWX RSU, a “TWX Equity Compensation Award”), that, on the Distribution Date, is held by any AOL Employee, shall be treated as provided in the equity compensation plan under which such TWX Equity Compensation Award was granted, the award agreement governing such TWX Equity Compensation Award and any employment agreement to which such AOL Employee is a party, as in effect on the Distribution Date; provided, however, that, except as set forth in Section 12.02 below, any such TWX Equity Compensation Award that is not forfeited by its holder as a result of the Distribution shall be adjusted to reflect the Distribution in the same manner, if any, as similar TWX Equity Compensation Awards held by employees of the TWX Group immediately prior to the Distribution (other than TWX Transferred Employees) are adjusted, as determined in the sole discretion of TWX; provided further, however, that TWX may amend any such TWX Equity Compensation Award in any manner that TWX determines is necessary in order to avoid additional Taxes and penalties under Section 409A of the Code.  TWX hereby acknowledges that each Post-Separation AOL Employee who, as of the Distribution Date, meets the eligibility requirements for retirement treatment in the event of a voluntary termination of employment with respect to any TWX Equity Compensation Award held by such Post-Separation AOL Employee as of the Distribution Date, as determined under the applicable equity compensation plan or award agreement, will, in connection with the Distribution, receive the benefit of any provisions of such equity compensation plan or award agreement that provide for accelerated vesting of such TWX Equity Compensation Award or an extended time period to exercise any such TWX Equity Compensation Award that is a vested TWX Option in connection with a termination of employment due to retirement.  As soon as practicable following the payment by TWX of a cash dividend with respect to TWX Common Stock that is paid on or after the Distribution, AOL shall pay each AOL Employee with an outstanding TWX RSU any TWX Dividend Equivalents payable pursuant to such award (less any Taxes that are withheld), and TWX shall not be obligated to pay such AOL Employee such TWX Dividend Equivalent.

                      SECTION 12.02. Treatment of Outstanding TWX Equity Compensation Awards Held by Timothy M. Armstrong.  Notwithstanding any provision of Section 12.01 to the contrary, subject to any required action by the AOL board of directors (or a duly authorized committee thereof) in accordance with the Employment Agreement, dated March 12, 2009, by and among Timothy M. Armstrong (“Armstrong”), AOL LLC and TWX (the “Armstrong Employment Agreement”), effective immediately upon the Distribution, each outstanding TWX Option, whether vested or unvested, that is held, immediately prior to the Distribution, by Armstrong shall be converted into an option (each, a “Converted AOL Option”) to acquire shares of AOL Common Stock, on substantially the same terms and conditions as were applicable under such TWX Option (other than with respect to exercise price and the number and type of shares covered thereby), the number of shares at the exercise price per share that will allow such option to have a “fair value” and an “intrinsic value” (in each case, within the meaning of FAS 123R and determined in accordance therewith), as of immediately following the Distribution, that shall be identical to the fair value and intrinsic value of such TWX Option immediately prior to the Distribution. The adjustments provided in this Section 12.02 with respect to any TWX Options, whether or not they are “incentive stock options”, as defined in Section 422 of the Code, are intended to be effected in a manner that is consistent with Section 424(a) and Section 409A of the Code. Furthermore, subject to any required action by the AOL board of directors (or a duly authorized committee thereof) in accordance with the Armstrong Employment Agreement, effective immediately upon the Distribution, each outstanding TWX RSU, whether vested or unvested, that is held, immediately prior to the Distribution, by Armstrong shall be converted into a restricted stock unit with respect to shares of AOL Common Stock (such restricted stock units, the “Converted AOL RSUs”), on substantially the same terms and conditions as were applicable under such TWX RSU (other than with respect to the number and type of shares covered thereby), with respect to the number of shares that will allow such restricted stock unit to have a “fair value” and an “intrinsic value” (in each case, within the meaning of FAS 123R and determined in accordance therewith), as of immediately following the Distribution, that shall be identical to the fair value and intrinsic value of such TWX RSU immediately prior to the Distribution. Effective immediately upon the Distribution, AOL shall assume all Liabilities related to the TWX Options and TWX RSUs (as Converted AOL Options and Converted AOL RSUs) and, from and after the Distribution, no member of the TWX Group shall have any Liabilities with respect thereto. The AOL board of directors (or a duly authorized committee thereof) shall take all reasonable steps as may be required to cause the transactions contemplated by this Section 12.02 to be exempt from Section 16 of the Exchange Act under Rule 16b-3 promulgated thereunder.

                      SECTION 12.03. Payable.  The TWX Equity Award Payable shall be treated as a Qualified Intercompany Account, as set forth in Schedule IV of the Separation Agreement.

                      SECTION 12.04. Tax Withholding and Reporting.  Except as otherwise set forth in this Section 12.04, (i) in the case of any TWX RSUs that are subject to Tax withholding upon vesting, upon the vesting of any such TWX RSUs held by AOL Employees that are not forfeited upon the Distribution Date, TWX shall reduce the number of TWX RSUs held by each AOL Employee by a number of TWX RSUs having a Fair Market Value equal to the employee-paid portion of any Taxes (including any Social Security and Medicare Taxes) required to be withheld upon vesting of such TWX RSUs and (ii) upon exercise or settlement, as applicable, of any TWX Equity Compensation Award, a member of the TWX Group shall withhold from the number of shares of TWX Common Stock otherwise issuable to the relevant AOL Employee a number of shares having a Fair Market Value equal to the employee-paid portion of any Taxes required to be withheld upon vesting of such TWX Equity Compensation Awards.  Notwithstanding the foregoing, if any of the procedures described in clause (i) or (ii) of the immediately preceding sentence are prohibited by applicable Law, TWX and AOL shall cooperate in good faith to determine alternative procedures with respect to such awards in order to fulfill all required withholding and reporting obligations in compliance with applicable Law.  The Parties hereby acknowledge and agree that, without limiting the generality of Section 19.03 and notwithstanding any provision of this Section 12.04, the members of the AOL Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate taxing authority and remitting the amounts of any such Taxes required to be withheld (including any Social Security, Medicare or unemployment Taxes) to the appropriate taxing authority in connection with the exercise, vesting or settlement of any TWX Equity Compensation Awards and the payment of any TWX Dividend Equivalents, and no member of the TWX Group shall have any responsibility or liability with respect thereto, other than (A) the obligations of the members of TWX Group to notify the members of the AOL Group about amounts withheld by members of the TWX Group in connection with the exercise, vesting or settlement of any TWX Equity Compensation Awards and the amounts paid by TWX in respect of any cash dividend on TWX Common Stock that would entitle any AOL Employee to a TWX Dividend Equivalent (in each case, as set forth in Section 14.01), and (B) the obligations of the members of the TWX Group to make payments to the members of the AOL Group in respect of the TWX Dividend Equivalent Reimbursement Amounts and the TWX Option Tax Withholding Reimbursement Amounts (as set forth in Section 15.02).  The obligations of the members of the AOL Group and the TWX Group to provide information to the other Party in order to allow the administration of the TWX Equity Compensation Awards pursuant to this Article XII are set forth in Section 14.01.

                      SECTION 12.05. Reports.  For so long as any TWX Equity Compensation Award is outstanding and held by an AOL Employee, TWX shall provide AOL with the reports listed on Schedule 12.05 hereto at the times specified therein.

                      SECTION 12.06. Tax Deductions.  The rights of the members of the TWX Group and the members of the AOL Group to take deductions for TWX Equity Compensation Awards shall be determined in accordance with Section 3.06 of the TMA.

ARTICLE XIII

Administrative Costs and Benefit Plan Reimbursements

                      SECTION 13.01. AOL Reimbursement of TWX for Post-Separation Administrative Services.  From and after the AOL Employee Transfer Time, TWX shall continue to provide to the members of the AOL Group services relating to (a) the administration of the TWX Equity Compensation Awards outstanding at the AOL Employee Transfer Time, (b) the administration of compensation and benefits provided to AOL Employees pursuant to those TWX Benefit Plans set forth on Schedule 13.01 prior to the AOL Employee Transfer Time that require ongoing administration following the AOL Employee Transfer Time (including, without limitation, any administration relating to the TWX Nonqualified Plans and other deferred compensation accounts and any administration relating to withholding or reporting of Taxes) and (c) maintenance and administration of such data relating to AOL Employees as is necessary to provide the administrative services described in the preceding clauses (a) and (b) (such services, the “TWX Services”).  Without limiting the generality of Section 19.02, TWX Services shall not include any services relating to an individual’s employment with any member of the AOL Group following the Distribution Date.  As payment for the TWX Services, AOL shall make payments to TWX, or shall cause one of its Affiliates to make payments to TWX, in amounts that TWX and AOL reasonably determine to be the costs incurred by TWX in connection with such services (the “TWX Services Reimbursement Amounts”); provided, however, that to the extent that the costs of any TWX Service are billed directly to a member of the AOL Group by the relevant third-party vendor, the members of the AOL Group shall not be required to reimburse the members of the TWX Group for such TWX Service.  The TWX Services Reimbursement Amounts shall also include amounts that relate to services for which a member of the AOL Group has previously reimbursed a member of TWX Group (including, without limitation, services provided to the AOL Group prior to the AOL Employee Transfer Time and any TWX Services) but with respect to which a member of the TWX Group incurs additional costs following the time of the initial reimbursement, which additional costs may include, but are not limited to, additional Taxes payable by a member of the TWX Group with respect to such services and additional payments required to be made to third-party vendors for previously rendered services.  The obligations of AOL to reimburse TWX with respect to the TWX Services are set forth in Section 15.01.

                      SECTION 13.02. Pre-Separation Benefit Plan Matters.  Following the AOL Employee Transfer Time, the members of the AOL Group shall remain responsible for reimbursing the members of the TWX Group for costs relating to compensation and benefits provided to the AOL Employees as a result of participation in the TWX Benefit Plans prior to the AOL Employee Transfer Time that are not charged directly to the members of the AOL Group (such costs, the “TWX Benefit Plan Costs”); provided, however, that, except as otherwise specifically provided in this Agreement, in no event shall any member of the AOL Group be required to reimburse any member of the TWX Group for the cost of any compensation or benefits provided to a TWX Transferred Employee that relates to a period prior to the applicable TWX Transferred Employee Transfer Time.  Furthermore, following the AOL Employee Transfer Time, the members of the TWX Group shall reimburse the members of the AOL Group for any rebates or reimbursements received by a member of the TWX Group from any third party (whether from a vendor, a taxing authority or any other third party) that relates to amounts paid by a member of the AOL Group prior to the AOL Employee Transfer Time in connection with participation by AOL Employees in any TWX Benefit Plan (such refunds and rebates, the “TWX Benefit Plan Rebates”).  Any amount that a member of the TWX Group owes to a member of the AOL Group in respect of the TWX Benefit Plan Rebates shall reduce the amount payable by the members of the AOL Group to the members of the TWX Group in respect of the TWX Benefit Plan Costs for the relevant calendar quarter.  The timing of the obligations of AOL and TWX with respect to the TWX Benefit Plan Costs and the TWX Benefit Plan Rebates is set forth in Section 15.01.

                      SECTION 13.03. TWX Benefit Plan Indemnification.  With respect to each TWX Benefit Plan, AOL shall indemnify, defend and hold harmless the members of the TWX Group from and against any and all Liabilities relating to, arising out of or resulting from participation in any such plan by any AOL Employee, regardless of whether such participation relates to a period that was prior to, at or after the AOL Employee Transfer Time; provided, however, that the foregoing obligations shall not apply to any participation by a TWX Transferred Employee in any TWX Benefit Plan prior to the applicable TWX Transferred Employee Transfer Time; provided, further, that the foregoing obligations shall not apply in the event of any Liabilities arising out of willful or intentional misconduct by any member of the TWX Group or any employee of any member of the TWX Group.  With respect to each TWX Benefit Plan, TWX shall indemnify, defend and hold harmless the members of the AOL Group from and against any and all Liabilities arising out of willful or intentional misconduct by any member of the TWX Group or any employee of any member of the TWX Group; provided, however, that in no event shall any member of the TWX Group be responsible for the cost of any compensation or benefits that the relevant member of the AOL Group would have incurred in the absence of any willful or intentional misconduct by the relevant member of the TWX Group or the relevant employee of any member of the TWX Group.

ARTICLE XIV

Cooperation; Production of Witnesses; Works Councils

                      SECTION 14.01. Cooperation.  Following the date of this Agreement, TWX and AOL shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any employee compensation or benefits matters that TWX or AOL, as applicable, reasonably determines require the cooperation of both TWX and AOL in order to accomplish the objectives of this Agreement.  Without limiting the generality of the preceding sentence, (i) with respect to each AOL Employee who is a participant in a TWX Pension Plan or a TWX Nonqualified Plan, AOL shall notify TWX of the occurrence of such individual’s “separation from service” (within the meaning of Section 409A of the Code, where applicable) with the AOL Group not later than 10 calendar days following the end of the month in which any such separation occurs and, at such time, will provide TWX with (a) such individual’s current home address and (b) an indication of whether such AOL Employee is a “specified employee” (within the meaning of Section 409A of the Code) of AOL at the time of such AOL Employee's separation from service, (ii) prior to the trust-to-trust transfer described in Section 7.02, AOL shall promptly notify TWX of the occurrence of a separation from service of any AOL Employee who is a participant in the TWX 401(k) Plan, (iii) TWX shall promptly notify AOL upon the occurrence of an exercise, vesting or settlement of a TWX Equity Compensation Award held by any AOL Employee (and the amounts withheld by a member of the TWX Group in connection with such exercise, vesting or settlement) or the payment by TWX of any cash dividend on TWX Common Stock that would entitle any AOL Employee to a TWX Dividend Equivalent, (iv) TWX and AOL shall cooperate in connection with any audits of any TWX Benefit Plan or AOL Benefit Plan with respect to which the other Party may have information, (v) TWX and AOL shall cooperate in coordinating each of their respective payroll systems in connection with the transfers of AOL Employees to the AOL Group and the Distribution, (vi) TWX shall transfer records to AOL as necessary for the proper administration of AOL Benefit Plans, to the extent such records are in TWX’s possession, (vii) TWX and AOL shall cooperate in good faith in connection with the notification and consultation with works councils, labor unions and other employee representatives of members of the AOL Group and the TWX Group and (viii) for so long as any AOL Employee holds an outstanding TWX Equity Compensation Award, AOL shall promptly notify TWX upon the occurrence of any changes to such AOL Employee’s name, address or payroll profile (e.g., changes to the employee’s Form W-4).  The obligations of the AOL Group and the TWX Group to cooperate pursuant to this Section 14.01 shall remain in effect for so long as any obligations of any member of the TWX Group remain outstanding to any AOL Employee described in clause (i) or (iii) of the immediately preceding sentence, and until all audits of all Benefit Plans with respect to which the other Party may have information have been completed or the applicable statute of limitations with respect to such audits has expired.

                      SECTION 14.02. Production of Witnesses; Records; Further Cooperation.  (a)  For the time period described in Section 14.01, except in the case of an adversarial Action or threatened adversarial Action by either TWX or AOL or a Person or Persons in its Group against the other Party or a Person or Persons in its Group, each of TWX and AOL shall take all reasonable steps to make available, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the Persons in its respective Group (whether as witnesses or otherwise) and any books, records or other documents within its control or that it otherwise has the ability to make available, to the extent that such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action or threatened or contemplated Action (including preparation for such Action) in which TWX or AOL, as applicable, may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder.  The requesting Party shall bear all reasonable out-of-pocket costs and expenses in connection therewith.

(b)  Without limiting the foregoing, TWX and AOL shall use their reasonable best efforts to cooperate and consult to the extent reasonably necessary with respect to any Actions or threatened or contemplated Actions, other than an adversarial Action against the other Group.

(c)  The obligation of TWX and AOL to make available former, current and future directors, officers, employees and other personnel and agents or provide witnesses and experts pursuant to this Section 14.02 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to make available employees and other officers without regard to whether such individual or the employer of such individual could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 14.02(a)).  Without limiting the foregoing, each of TWX and AOL agrees that neither it nor any Person or Persons in its respective Group will take any adverse action against any employee of its Group based on such employee’s provision of assistance or information to each other pursuant to this Section 14.02.

(d)  Upon the reasonable request of TWX or AOL, in connection with any Action contemplated by Section 14.01, TWX and AOL will enter into a mutually acceptable common interest agreement so as to maintain, to the extent practicable, any applicable attorney-client privilege or work product immunity of any member of either Group.

                      SECTION 14.03. Works Councils; Employee Notices.  Prior to the AOL Asset Distribution Date, (a) AOL shall, and shall cause the other members of the AOL Group, to satisfy all legally required obligations of the AOL Group (if any), and (b) TWX shall, and shall cause the other members of the TWX Group, to satisfy all legally required obligations of the TWX Group (if any), in each case, relating to (i) notification and consultation with works councils, labor unions and other employee representatives, (ii) completion of all regulatory filings relating to AOL Employees, (iii) notification of individual AOL Employees, (iv) obtaining any required consents from any AOL Employees and (v) taking such other actions with respect to the AOL Employees as may be required by applicable Law, in each case, as may be necessary in order to complete the Transactions.  AOL shall indemnify, defend and hold harmless AOL LLC and each member of the TWX Group from and against any and all Liabilities relating to, arising out of or resulting from the failure of any member of the AOL Group to satisfy its obligations pursuant to this Section 14.03, and TWX shall indemnify, defend and hold harmless AOL and each member of the AOL Group from and against any and all Liabilities relating to, arising out of or resulting from the failure of any member of the TWX Group to satisfy its obligations pursuant to this Section 14.03.

ARTICLE XV

Reimbursements

                      SECTION 15.01. Reimbursements by the AOL Group.  Promptly following the end of each calendar quarter that ends following the AOL Employee Transfer Time, TWX shall provide AOL with one or more invoices that set forth the aggregate (a) TWX Retained Employee Bonuses Reimbursement Amounts, (b) TWX Retained Employee 401(k) Contributions Reimbursement Amounts, (c) TWX Services Reimbursement Amounts and (d) TWX Benefit Plan Costs Reimbursement Amounts incurred by a member of the TWX Group during such calendar quarter.  Within 30 days following AOL’s receipt of each such invoice, AOL shall pay TWX an amount in cash equal to the aggregate amounts set forth on such invoice.

                      SECTION 15.02. Reimbursements by the TWX Group.  Promptly following the end of each calendar quarter that ends following the AOL Employee Transfer Time in which the TWX Transferred Employee Bonuses are paid to TWX Transferred Employees or TWX Dividend Equivalents are paid to AOL Employees, AOL shall provide TWX with one or more invoices that set forth the aggregate TWX Transferred Employee Bonuses Reimbursement Amounts and TWX Dividend Equivalent Reimbursement Amounts incurred by a member of the AOL Group during such calendar quarter.  Within 30 days following TWX’s receipt of each such invoice, a member of the TWX Group shall pay a member of the AOL Group an amount in cash equal to the sum of the aggregate amounts set forth on such invoice plus the TWX Benefit Plan Rebate Reimbursement Amount (if any) for such calendar quarter.  Furthermore, not later than the last business day of the month following each month in which an amount is withheld by a member of the TWX Group pursuant to Section 12.04 in connection with the exercise of a TWX Option by an AOL Employee, a member of the TWX Group shall pay a member of the AOL Group an amount in cash equal to the aggregate TWX Option Tax Withholding Reimbursement Amount (if any) withheld by members of the TWX Group during such month.

                      SECTION 15.03. Invoices.  All invoices provided pursuant to this Article XV shall be denominated in United States dollars.

ARTICLE XVI

Termination

                      SECTION 16.01. Termination.  This Agreement may be terminated by TWX at any time, in its sole discretion, prior to the Distribution Date; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

                      SECTION 16.02. Effect of Termination.  In the event of any termination of this Agreement prior to the Distribution Date, none of the Parties (or any of its directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.

ARTICLE XVII

Indemnification Procedures

                      SECTION 17.01. Indemnification Obligations Net of Insurance Proceeds and Third-Party Proceeds.  (a)  The Parties intend that any Liability subject to indemnification or reimbursement pursuant to this Agreement will be net of (i) Insurance Proceeds that actually reduce the amount of, or are paid to the applicable Indemnitee in respect of, such Liability or (ii) other amounts recovered from any third party that actually reduce the amount of, or are paid to the applicable Indemnitee in respect of, such Liability (“Third-Party Proceeds”).  Accordingly, the amount that either Party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification or reimbursement pursuant to this Agreement (an “Indemnitee”) will be reduced by any Insurance Proceeds or Third-Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee from a third party in respect of the related Liability.  If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party in respect of any Liability (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third-Party Proceeds in respect of such Liability, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if such Insurance Proceeds or Third-Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b)  An insurer that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or have any subrogation rights with respect thereto by virtue of the indemnification provisions hereof, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a “wind-fall” (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.  Each member of the TWX Group and AOL Group shall use reasonable best efforts to seek to collect or recover any Insurance Proceeds and any Third-Party Proceeds to which such Person is entitled in connection with any Liability for which such Person seeks indemnification pursuant to this Article XVII; provided, however, that such Person’s inability to collect or recover any such Insurance Proceeds or Third-Party Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

(c)  The calculation of any Indemnity Payments required by this Agreement shall be subject to Section 6.04 of the TMA.

                      SECTION 17.02. Procedures for Indemnification of Third-Party Claims.  (a)  If an Indemnitee shall receive notice or otherwise learn of a Third-Party Claim with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof as soon as reasonably practicable, but no later than 30 days after becoming aware of such Third-Party Claim.  Any such notice shall describe the Third-Party Claim in reasonable detail.  Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 17.02(a) shall not relieve the related Indemnifying Party of its obligations under this Article XVII, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                      (b)  An Indemnifying Party may elect to defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third-Party Claim.  Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 17.02(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election as to whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim.  After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee, except that the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has not assumed the defense of such Third-Party Claim (other than during any period in which the Indemnitee shall have failed to give notice of the Third-Party Claim in accordance with Section 17.02(a)) or (ii) to the extent that such engagement of counsel is as a result of a conflict of interest, as reasonably determined by the Indemnitee acting in good faith.

(c)  If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 17.02, such Indemnitee may defend such Third-Party Claim at the cost and expense of the Indemnifying Party.

(d)  If an Indemnifying Party elects to assume the defense of a Third-Party Claim in accordance with the terms of this Agreement, the Indemnitee(s) shall, subject to the terms of this Agreement, cooperate with the Indemnifying Party with respect to the defense of such Third-Party Claim.

(e)  No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of any Third-Party Claim without the consent of the applicable Indemnitee or Indemnitees; provided, however, that such Indemnitee(s) shall be required to consent to such entry of judgment or to such settlement that the Indemnifying Party may recommend if the judgment or settlement (i) contains no finding or admission of any violation of Law or any violation of the rights of any Person, (ii) involves only monetary relief which the Indemnifying Party has agreed to pay and (iii) includes a full and unconditional release of the Indemnitee.  Notwithstanding the foregoing, in no event shall an Indemnitee be required to consent to any entry of judgment or settlement if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

(f)  Whether or not the Indemnifying Party assumes the defense of a Third-Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent (such consent not to be unreasonably withheld or delayed).

                      SECTION 17.03. Additional Matters.  (a)  Any claim on account of a Liability that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party.  Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto.  If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment.  If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Party as contemplated by this Agreement.

(b)  In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person.  Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(c)  In the event of an Action relating to a Liability that has been allocated to an Indemnifying Party pursuant to the terms of this Agreement in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant or add the Indemnifying Party as an additional named defendant, if at all practicable.  If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section, the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts, fees and all other external expenses), the costs of any judgment or settlement and the cost of any interest or penalties relating to any judgment or settlement.

                      SECTION 17.04. Remedies Cumulative.  The remedies provided in this Article XVII shall be cumulative and, subject to the provisions of Article XVIII, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                      SECTION 17.05. Survival of Indemnities.  The rights and obligations of each of TWX and AOL and their respective Indemnitees under this Article XVII shall survive the sale or other transfer by any Party or its Affiliates of any Assets or businesses or the assignment by it of any Liabilities.

                      SECTION 17.06. Limitation on Liability.  Except as may expressly be set forth in this Agreement, none of TWX, AOL or any other member of either Group shall in any event have any Liability to the other or to any other member of the other’s Group, or to any other TWX Indemnitee or AOL Indemnitee, as applicable, under this Agreement (i) with respect to any matter to the extent that such Party seeking indemnification has engaged in any knowing violation of Law or fraud in connection therewith or (ii) for any indirect, special, punitive or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages; provided, however, that the provisions of this Section 17.06 shall not limit an Indemnifying Party’s indemnification obligations hereunder with respect to any Liability any Indemnitee may have to any third-party not affiliated with any member of the TWX Group or the AOL Group for any indirect, special, punitive or consequential damages.

ARTICLE XVIII

Further Assurances and Additional Covenants

                      SECTION 18.01. Further Assurances.  (a)  In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall, subject to the discretion of TWX with respect to the Distribution, as set forth Section 5.03 of the Separation Agreement, use reasonable best efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

(b)  Without limiting the foregoing, prior to, on and after the Distribution Date, each Party shall cooperate with the other Party, without any further consideration, but at the expense of the requesting Party, (i) to execute and deliver, or use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all instruments, including any instruments of conveyance, assignment and transfer as such Party may reasonably be requested to execute and deliver by the other Party, (ii) to make, or cause to be made, all filings with, and to obtain, or cause to be obtained, all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument and (iii) to take, or cause to be taken, all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and any transfers of Assets or assignments and assumptions of Liabilities hereunder and the other transactions contemplated hereby.

(c)  On or prior to the Distribution Date, TWX and AOL, in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by AOL or any other Subsidiary of TWX, as the case may be, to effectuate the transactions contemplated by this Agreement.

(d)  Prior to the Distribution, if either Party identifies any commercial or other service that is needed to ensure a smooth and orderly transition of its business in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement, the Parties will cooperate in determining whether there is a mutually acceptable arm’s-length basis on which the other Party will provide such service.

ARTICLE XIX

Miscellaneous

                      SECTION 19.01. Vendor Contracts.  Prior to the AOL Employee Transfer Time, TWX and AOL shall use commercially reasonable efforts to (i) negotiate with the current third-party providers to separate and assign the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, third-party administrator agreement, letter of understanding or arrangement that pertains to one or more TWX Welfare Plans and one or more AOL Welfare Plans (each, a “Vendor Contract”) to the extent that such rights or obligations pertain to AOL Employees and (ii) to the extent permitted by the applicable third-party provider, obtain and maintain pricing discounts or other preferential terms under the Vendor Contracts.  At AOL’s reasonable request, AOL and TWX shall use commercially reasonable efforts so that the AOL Group may participate in the terms and conditions of such Vendor Contracts until a date that is not later than December 31, 2010.  Prior to the AOL Employee Transfer Time, TWX and AOL shall use commercially reasonable efforts to negotiate with applicable consultants, plan auditors, investment advisors, legal advisors and other third-party providers of services to TWX in connection with the Benefit Plans to maintain pricing discounts or other preferential terms in effect as of immediately prior to the AOL Employee Transfer Time. At the AOL Employee Transfer Time, AOL shall assume each Vendor Contract to which AOL LLC is a party and shall be solely responsible for all obligations of AOL LLC thereunder, in each case, to the extent that there are any rights or obligations of any party thereunder that relate to any period following the AOL Employee Transfer Time.

                      SECTION 19.02. Administration.  AOL hereby acknowledges that TWX has provided administration services for certain AOL Benefit Plans and AOL agrees to assume responsibility for the administration and administration costs of such plans and each other AOL Benefit Plan.  The parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the AOL Employee Transfer Time.

                      SECTION 19.03. Employment Tax Reporting Responsibility.  AOL LLC and AOL hereby agree to follow the alternate procedure for United States employment tax withholding as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-35.  Accordingly, AOL LLC shall have no United States employment tax reporting responsibilities, and AOL shall have full United States employment tax reporting responsibilities, for AOL LLC Employees from and after the AOL Employee Transfer Time.

                      SECTION 19.04. Data Privacy.  The Parties agree that any applicable data privacy Laws and any other obligations of the AOL Group and the TWX Group to maintain the confidentiality of any employee information in accordance with applicable Law shall govern the disclosure of employee information among the Parties under this Agreement.  AOL and TWX shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the AOL Employees and the TWX Retained Employees.

                      SECTION 19.05. No Third-Party Beneficiaries.  Except for the indemnification rights under this Agreement of any TWX Indemnitee or AOL Indemnitee in their respective capacities as such, this Agreement is solely for the benefit of the Parties, and no current or former director, officer, employee or independent contractor of any member of the TWX Group or any member of the AOL Group or any other individual associated therewith (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Agreement shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any TWX Benefit Plan or any AOL Benefit Plan.  Furthermore, no provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate any TWX Benefit Plan or any AOL Benefit Plan, and nothing herein shall be construed as an amendment to any such Benefit Plan.  No provision of this Agreement shall require any member of the TWX Group or any member of the AOL Group to continue the employment of any employee of any member of the TWX Group or any member of the AOL Group for any specific period of time following the Distribution Date.

                      SECTION 19.06. Confidentiality.  (a)  Without limiting the scope of Section 19.04, each of TWX and AOL, on behalf of itself and each Person in its respective Group, shall hold, and cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence and not release or disclose, with at least the same degree of care, but no less than a reasonable degree of care, that it applies to its own confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all Information concerning the other Group or its business that is either in its possession (including Information in its possession prior to the Distribution) or furnished by the other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder, except, in each case, to the extent that such Information is (i) in the public domain through no fault of any member of the TWX Group or the AOL Group, as applicable, or any of its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by any of TWX, AOL or its respective Group, employees, directors or agents, accountants, counsel and other advisors and representatives, as applicable, which sources are not themselves bound by a confidentiality obligation to the knowledge of any of TWX, AOL or Persons in its respective Group, as applicable, (iii) independently generated without reference to any proprietary or confidential Information of the TWX Group or the AOL Group, as applicable, or (iv) required to be disclosed by Law; provided, however, that the Person required to disclose such Information gives the applicable Person prompt, and to the extent reasonably practicable, prior notice of such disclosure and an opportunity to contest such disclosure and shall use commercially reasonable efforts to cooperate, at the expense of the requesting Person, in seeking any reasonable protective arrangements requested by such Person.  In the event that such appropriate protective order or other remedy is not obtained, the Person that is required to disclose such Information shall furnish, or cause to be furnished, only that portion of such Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Information.  Notwithstanding the foregoing, each of TWX and AOL may release or disclose, or permit to be released or disclosed, any such Information concerning the other Group (x) to their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of the obligations hereunder with respect to such Information), and (y) to any nationally recognized statistical rating agency as it reasonably deems necessary, solely for the purpose of obtaining a rating of securities upon normal terms and conditions; provided, however, that the Party whose Information is being disclosed or released to such rating agency is promptly notified thereof.

(b)  Without limiting the foregoing, when any Information concerning the other Group or its business is no longer needed for the purposes contemplated by this Agreement, each of TWX and AOL will, promptly after request of the other Party, either return all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party, as applicable, that it has destroyed such Information (and used commercially reasonable efforts to destroy all such Information electronically preserved or recorded within any computerized data storage device or component (including any hard-drive or database)).

                      SECTION 19.07. Counterparts; Entire Agreement; Corporate Power.  (a)  This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Party.

(b)  This Agreement and the schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein.

(c)  TWX represents on behalf of itself and each other member of the TWX Group, and AOL represents on behalf of itself and each other member of the AOL Group, as follows: (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and (ii) on or prior to the Distribution Date, this Agreement will have been duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof.

                      SECTION 19.08. Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the Laws of Delaware or any other jurisdiction are mandatorily applicable to any of the transactions contemplated by this Agreement.  Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.

                      SECTION 19.09. Assignability.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.  Notwithstanding the preceding sentence, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, or (b) upon the sale of all or substantially all of such Party’s Assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party.  No assignment permitted by this Section 19.09 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

                      SECTION 19.10. Notices.  All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) sent by telecopier (except that, if not sent during normal business hours for the recipient, then at the opening of business on the next business day for the recipient) to the fax numbers set forth below or (c) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

If to TWX, to:

Time Warner Inc.
One Time Warner Center
New York, NY 10019
Attn:  General Counsel
Facsimile:  (212) 484-7167

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attn:  Eric Schiele
Facsimile:  (212) 474-3700

If to AOL LLC to:

AOL LLC
c/o Time Warner Inc.
One Time Warner Center
New York, NY 10019
Attn:  General Counsel

If to AOL to:

AOL Inc.
770 Broadway
New York, NY 10003
Attn:  General Counsel
Facsimile:  (703) 265-7404

Any Party may, by notice to the other Parties, change the address to which such notices are to be given.

                      SECTION 19.11. Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party.  Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the Parties.

                      SECTION 19.12. Force Majeure.  Neither Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment.  In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

                      SECTION 19.13. Headings.  The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                      SECTION 19.14. Survival of Covenants.  Except as expressly set forth in this Agreement, the covenants in this Agreement and the liabilities for the breach of any obligations in this Agreement shall survive each of the Separation and the Distribution and shall remain in full force and effect.

                      SECTION 19.15. Waivers of Default.  Waiver by any Party hereto of any default by the other Party hereto of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

                      SECTION 19.16. Specific Performance.  Subject to Section 5.03 of the Separation Agreement and notwithstanding the procedures set forth in Article XVIII, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The other Party shall not oppose the granting of such relief.  The Parties to this Agreement agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived.

                      SECTION 19.17. Amendments.  No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party hereto, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

                      SECTION 19.18. Interpretation.  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires.  The terms “hereof,” “herein” “and “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules hereto) and not to any particular provision of this Agreement.  Article, Section and Schedule references are to the articles, sections and schedules of or to this Agreement unless otherwise specified.  Any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented or otherwise modified from time to time, as permitted by Section 19.17.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  The word “or” shall not be exclusive.

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

TIME WARNER INC.,

BY:	/s/ John K. Martin, Jr.
NAME: John K. Martin, Jr.
TITLE: Executive Vice President and Chief Financial Officer

AOL LLC,

BY:	/s/ Ira H. Parker
NAME: Ira H. Parker
TITLE: Executive Vice President, Corporate Secretary and General Counsel

AOL INC.,

BY:	/s/ Ira H. Parker
NAME: Ira H. Parker
TITLE: Executive Vice President, Corporate Secretary and General Counsel